Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 6, 2026 relating to the financial statements of Five Point Holdings, LLC and the effectiveness of Five Point Holdings, LLC’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Five Point Holdings, LLC for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Costa Mesa, California

April 7, 2026